Exhibit 99.1

FIRST SAVINGS FINANCIAL GROUP, INC. REPORTS FINANCIAL RESULTS FOR THE SECOND FISCAL QUARTER ENDED MARCH 31, 2024

Jeffersonville, Indiana — April 25, 2024. First Savings Financial Group, Inc. (NASDAQ: FSFG - news) (the "Company"), the holding company for First Savings Bank (the "Bank"), today reported net income of $4.9 million, or $0.72 per diluted share, for the quarter ended March 31, 2024 compared to net income of $3.7 million, or $0.54 per diluted share, for the quarter ended March 31, 2023. Excluding nonrecurring items, the Company reported net income of $3.6 million (non-GAAP measure)(1) and net income per diluted share of $0.52 (non-GAAP measure)(1) for the quarter ended March 31, 2024. The core banking segment reported net income of $4.5 million, or $0.66 per diluted share for the quarter ended March 31, 2024. Excluding nonrecurring items, the core banking segment reported net income of $3.6 million, or $0.53 per diluted share for the quarter ended March 31, 2024 (non-GAAP measure)(1).

Commenting on the Company’s performance, Larry W. Myers, President and CEO, stated “We continue to focus on reducing balance sheet and operating inefficiencies; strong asset quality; selective high-quality lending; deposit growth; and improvement of liquidity, capital and interest rate sensitivity positions. We’ve been successful in executing these strategies and we continue to move on the right trajectory, which we believe will deliver increasing financial results and shareholder value.”

(1) Non-GAAP net income and net income per diluted share exclude certain nonrecurring items. A reconciliation to GAAP and discussion of the use of non-GAAP measures is included in the table at the end of this release.

Results of Operations for the Three Months Ended March 31, 2024 and 2023

Net interest income decreased $574,000, or 3.9%, to $14.3 million for the three months ended March 31, 2024 as compared to the same period 2023. The decrease in net interest income was due to a $5.8 million increase in interest expense, partially offset by a $5.2 million increase in interest income. Interest income increased due to an increase in the average balance of interest-earning assets of $199.9 million, from $2.02 billion for 2023 to $2.22 billion for 2024, and an increase in the weighted-average tax-equivalent yield, from 5.01% for 2023 to 5.48% for 2024. The increase in the average balance of interest-earning assets was due primarily to a $293.5 million increase in the average balance of loans, partially offset by a decrease in the average balance of investment securities of $92.2 million. Interest expense increased due to an increase in the average balance of interest-bearing liabilities of $254.8 million, from $1.68 billion for 2023 to $1.93 billion for 2024, and an increase in the average cost of interest-bearing liabilities, from 2.36% for 2023 to 3.25% for 2024. The increase in the average cost of interest-bearing liabilities for 2024 was due primarily to higher rates for borrowings and brokered deposits as a result of increased market interest rates due to competition and higher U.S. Treasury rates, and migration of deposits from lower-yielding transaction and savings accounts to higher-yielding money market accounts and certificates of deposits.

The Company recognized a provision for credit losses for loans of $454,000 and a provision for credit losses for securities of $23,000 for the three months ended March 31, 2024, compared to a provision for loan losses of $372,000 for the same period in 2023. The Company recognized net charge-offs of $110,000 for the three months ended March 31, 2024, of which $42,000 was related to unguaranteed portions of SBA loans, compared to net recoveries of $6,000 in 2023.

Noninterest income decreased $3.8 million for the three months ended March 31, 2024 as compared to the same period in 2023. The decrease was due primarily to a $4.1 million decrease in mortgage banking income due to the cessation of national mortgage banking operations in the quarter ended December 31, 2023.

Noninterest expense decreased $6.2 million for the three months ended March 31, 2024 as compared to the same period in 2023. The decrease was due primarily to decreases in compensation and benefits expense of $2.8 million and other operating expense of $2.4 million. The decrease in compensation and benefits expense was due primarily to a reduction in staffing related to the cessation of national mortgage banking operations in the quarter ended December 31, 2023. The decrease in other operating expense was due primarily to a decrease in loss contingency for SBA-guaranteed loans of $656,000 in 2024 compared to an increase of $490,000 in 2023, and an adjustment to the valuation allowance related to sale of residential mortgage servicing rights of $247,000 in 2024 with no corresponding amounts in 2023.

The Company recognized income tax expense of $866,000 for the three months ended March 31, 2024 compared to $333,000 for the same period in 2023. The effective tax rate for 2024 was 14.9%, which was an increase from the effective tax rate of 8.2% in 2023. The increase was due to higher pre-tax income in 2024 as compared to 2023.

Results of Operations for the Six Months Ended March 31, 2024 and 2023

The Company reported net income of $5.8 million, or $0.85 per diluted share, for the six months ended March 31, 2024 compared to net income of $6.6 million, or $0.95 per diluted share, for the six months ended March 31, 2023. Excluding nonrecurring items, the Company reported net income of $4.5 million (non-GAAP measure)(1) and net income per diluted share of $0.65 (non-GAAP measure)(1) for the six months ended March 31, 2024. The core banking segment reported net income of $8.6 million, or $1.25 per diluted share for the six months ended March 31, 2024. Excluding nonrecurring items, the core banking segment reported net income of $7.7 million, or $1.12 per diluted share for the six months ended March 31, 2024 (non-GAAP measure)(1).

Net interest income decreased $2.7 million, or 8.7%, to $28.5 million for the six months ended March 31, 2024 as compared to the same period 2023. The decrease in net interest income was due to a $13.1 million increase in interest expense, partially offset by a $10.4 million increase in interest income. Interest income increased due to an increase in the average balance of interest-earning assets of $195.3 million, from $2.00 billion for 2023 to $2.20 billion for 2024, and an increase in the weighted-average tax-equivalent yield, from 4.94% for 2023 to 5.43% for 2024. The increase in the average balance of interest-earning assets was due primarily to a $284.0 million increase in the average balance of loans, partially offset by a decrease in the average balance of investment securities of $91.0 million. Interest expense increased due to an increase in the average balance of interest-bearing liabilities of $260.5 million, from $1.64 billion for 2023 to $1.90 billion for 2024, and an increase in the average cost of interest-bearing liabilities, from 2.08% for 2023 to 3.17% for 2024. The increase in the average cost of interest-bearing liabilities for 2024 was due primarily to higher rates for borrowings and brokered deposits as a result of increased market interest rates due to competition and higher U.S. Treasury rates, and migration of deposits from lower-yielding transaction and savings accounts to higher-yielding money market accounts and certificates of deposits.

The Company recognized a provision for credit losses for loans of $866,000 and a provision for credit losses for securities of $23,000 for the six months ended March 31, 2024, compared to a provision for loan losses of $1.4 million for the same period in 2023. Nonperforming loans, which consist of nonaccrual loans and loans over 90 days past due and still accruing interest, increased $1.7 million from $13.9 million at September 30, 2023 to $15.6 million at March 31, 2024. The Company recognized net charge-offs of $119,000 for the six months ended March 31, 2024, of which $22,000 was related to unguaranteed portions of SBA loans, compared to net charge-offs of $258,000 in 2023, of which $238,000 was related to unguaranteed portions of SBA loans.

Noninterest income decreased $6.2 million for the six months ended March 31, 2024 as compared to the same period in 2023. The decrease was due primarily to a $6.5 million decrease in mortgage banking income due to the cessation of national mortgage banking operations in the quarter ended December 31, 2023.

Noninterest expense decreased $7.7 million for the six months ended March 31, 2024 as compared to the same period in 2023. The decrease was due primarily to decreases in compensation and benefits expense of $3.8 million and other operating expense of $3.4 million. The decrease in compensation and benefits expense was due primarily to a reduction in staffing related to the cessation of national mortgage banking operations in the quarter ended December 31, 2023. The decrease in other operating expense was due primarily to a decrease in loss contingency for SBA-guaranteed loans of $721,000 in 2024 compared to an increase of $490,000 in 2023, and a decrease in loss contingency for restitution to mortgage borrowers of $17,000 in 2024 compared to an increase of $609,000 in 2023.

The Company recognized income tax expense of $390,000 for the six months ended March 31, 2024 compared to tax expense of $416,000 for the same period in 2023. The effective tax rate for 2024 was 6.3%, which was an increase from the effective tax rate of 5.9% in 2023.

Comparison of Financial Condition at March 31, 2024 and September 30, 2023

Total assets increased $76.1 million, from $2.29 billion at September 30, 2023 to $2.36 billion at March 31, 2024. Net loans held for investment increased $112.2 million during the six months ended March 31, 2024 due primarily to growth in residential construction and mortgage loans. Residential mortgage loan servicing rights decreased $59.8 million during the six months ended March 31, 2024, due to the sale of the entire residential mortgage loan servicing rights portfolio during the period.

Total liabilities increased $62.1 million due primarily to increases in total deposits of $105.7 million, partially offset by a decrease in FHLB borrowings of $48.2 million. As of March 31, 2024, deposits exceeding the FDIC insurance limit of $250,000 per insured account were 27.1% of total deposits and 13.1% of total deposits when excluding public funds insured by the Indiana Public Deposit Insurance Fund.

Common stockholders’ equity increased $14.1 million, from $151.0 million at September 30, 2023 to $165.1 million at March 31, 2024, due primarily to a $12.4 million decrease in accumulated other comprehensive loss and an increase in retained net income of $1.3 million. The decrease in accumulated other comprehensive loss was due primarily to decreasing long term market interest rates during the six months ended March 31, 2024, which resulted in an increase in the fair value of securities available for sale. At March 31, 2024 and September 30, 2023, the Bank was considered “well-capitalized” under applicable regulatory capital guidelines.

First Savings Bank is an entrepreneurial community bank headquartered in Jeffersonville, Indiana, which is directly across the Ohio River from Louisville, Kentucky, and operates fifteen depository branches within Southern Indiana. The Bank also has two national lending programs, including single-tenant net lease commercial real estate and SBA lending, with offices located predominately in the Midwest. The Bank is a recognized leader, both in its local communities and nationally for its lending programs. The employees of First Savings Bank strive daily to achieve the organization’s vision, We Expect To Be The BEST community BANK, which fuels our success. The Company’s common shares trade on The NASDAQ Stock Market under the symbol “FSFG.”

This release may contain forward-looking statements within the meaning of the federal securities laws. These statements are not historical facts; rather, they are statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance. Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.

Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, changes in general economic conditions; changes in market interest rates; changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this report or made elsewhere from time to time by the Company or on its behalf. Except as may be required by applicable law or regulation, the Company assumes no obligation to update any forward-looking statements.

Contact:

Tony A. Schoen, CPA

Chief Financial Officer

812-283-0724

FIRST SAVINGS FINANCIAL GROUP, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Unaudited)

	Three Months Ended		Six Months Ended
OPERATING DATA:	March 31,		March 31,
(In thousands, except share and per share data)	2024	2023	2024	2023
Total interest income	$30,016	$24,811	$58,671	$48,294
Total interest expense	15,678	9,899	30,220	17,121

Net interest income	14,338	14,912	28,451	31,173

Provision for credit losses - loans	454	372	866	1,356
Provision for credit losses - securities	23	-	23	-

Net interest income after provision for credit losses	13,861	14,540	27,562	29,817

Total noninterest income	3,710	7,516	6,492	12,704
Total noninterest expense	11,778	17,999	27,817	35,510

Income before income taxes	5,793	4,057	6,237	7,011
Income tax expense	866	333	390	416

Net income	$4,927	$3,724	$5,847	$6,595

Net income per share, basic	$0.72	$0.54	$0.86	$0.96
Weighted average shares outstanding, basic	6,832,130	6,842,897	6,828,017	6,879,805

Net income per share, diluted	$0.72	$0.54	$0.85	$0.95
Weighted average shares outstanding, diluted	6,859,611	6,881,496	6,849,928	6,926,277

Performance ratios (annualized)
Return on average assets	0.92%	0.68%	0.58%	0.61%
Return on average equity	13.06%	9.15%	8.48%	8.36%
Return on average common stockholders' equity	13.06%	9.15%	8.48%	8.36%
Net interest margin (tax equivalent basis)	2.66%	3.06%	2.68%	3.23%
Efficiency ratio	65.26%	80.25%	79.61%	80.93%

			QTD		FYTD
FINANCIAL CONDITION DATA:	March 31,	December 31,	Increase	September 30,	Increase
(In thousands, except per share data)	2024	2023	(Decrease)	2023	(Decrease)
Total assets	$2,364,983	$2,308,092	$56,891	$2,288,854	$76,129
Cash and cash equivalents	62,969	33,366	29,603	30,845	32,124
Investment securities	240,142	246,801	(6,659)	229,039	11,103
Loans held for sale	19,108	22,866	(3,758)	45,855	(26,747)
Gross loans	1,901,850	1,860,742	41,108	1,787,143	114,707
Allowance for credit losses (1)	19,392	18,789	603	16,900	2,492
Interest earning assets	2,214,039	2,152,941	61,098	2,083,397	130,642
Goodwill	9,848	9,848	-	9,848	-
Core deposit intangibles	479	520	(41)	561	(82)
Loan servicing rights	3,028	3,711	(683)	62,819	(59,791)
Noninterest-bearing deposits	196,239	202,769	(6,530)	242,237	(45,998)
Interest-bearing deposits (customer)	1,043,032	978,182	64,850	1,001,238	41,794
Interest-bearing deposits (brokered)	548,175	502,895	45,280	438,319	109,856
Federal Home Loan Bank borrowings	315,000	356,699	(41,699)	363,183	(48,183)
Subordinated debt and other borrowings	48,523	48,484	39	48,444	79
Total liabilities	2,199,927	2,143,569	56,358	2,137,873	62,054
Accumulated other comprehensive loss	(17,144)	(13,606)	(3,538)	(29,587)	12,443
Stockholders' equity	165,056	164,523	533	150,981	14,075

Book value per share	$23.98	$23.90	0.08	$21.99	$1.99
Tangible book value per share - Non-GAAP (2)	22.48	22.40	0.08	20.47	2.01

Non-performing assets:
Nonaccrual loans - SBA guaranteed	$5,053	$5,066	$(13)	$5,091	$(38)
Nonaccrual loans	10,585	10,442	143	8,857	1,728
Total nonaccrual loans	$15,638	$15,508	$130	$13,948	$1,690
Accruing loans past due 90 days	-	-	-	-	-
Total non-performing loans	15,638	15,508	130	13,948	1,690
Foreclosed real estate	444	444	-	474	(30)
Troubled debt restructurings classified as performing loans	-	-	-	1,266	(1,266)
Total non-performing assets	$16,082	$15,952	$130	$15,688	$394

Asset quality ratios:
Allowance for credit losses as a percent of total gross loans	1.02%	1.01%	0.01%	0.95%	0.07%
Allowance for credit losses as a percent of nonperforming loans	124.01%	121.16%	2.85%	121.16%	2.84%
Nonperforming loans as a percent of total gross loans	0.82%	0.83%	(0.01%)	0.78%	0.04%
Nonperforming assets as a percent of total assets	0.68%	0.69%	(0.01%)	0.69%	(0.01%)

(1) The Company adopted ASU 2016-13 Topic 326 on October 1, 2023.  Allowance was determined using expected loss methodology (CECL) as of March 31, 2024 and December 31, 2024.  Allowance was determined using the previous incurred loss methodology as of September 30, 2023.

(2) See reconciliation of GAAP and non-GAAP financial measures for additional information relating to calculation of these figures.

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES (UNAUDITED):

The following non-GAAP financial measures used by the Company provide information useful to investors in understanding the Company's performance.  The Company believes the financial measures presented below are important because of their widespread use by investors as a means to evaluate capital adequacy and earnings.  The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company's consolidated financial statements and reconciles those non-GAAP financial measures with the comparable GAAP financial measures.

	Three Months Ended		Fiscal Year Ended
Net Income	March 31,		March 31,
(In thousands)	2024	2023	2024	2023
Net income attributable to the Company (non-GAAP)	$3,561	$3,724	$4,481	$6,595
Plus: Decrease in loss contingency for SBA-guaranteed loans, net of tax effect	492	-	492	-
Plus: Adjustment to MSR valuation allowance related to sale, net of tax effect	583	-	583	-
Plus: Gain on sale of premises, net of tax effect	90	-	90	-
Plus: Adjustment to previous data processing contract termination accrual, net of tax effect	117	-	117	-
Plus: Distribution from equity investment, net of tax	85	-	85	-
Net income attributable to the Company (GAAP)	$4,927	$3,724	$5,847	$6,595

	Three Months Ended		Fiscal Year Ended
Net Income per Share, Diluted	March 31,		March 31,
	2024	2023	2024	2023
Net income per share, diluted (non-GAAP)	$0.52	$0.54	$0.65	$0.95
Plus: Decrease in loss contingency for SBA-guaranteed loans	0.07	-	0.07	-
Plus: Adjustment to MSR valuation allowance related to sale	0.08	-	0.08	-
Plus: Gain on sale of premises	0.01	-	0.01	-
Plus: Adjustment to previous data processing contract termination accrual	0.02	-	0.02	-
Plus: Distribution from equity investment	0.02	-	0.02	-
Net income per share, diluted (GAAP)	$0.72	$0.54	$0.85	$0.95

	Three Months Ended		Fiscal Year Ended
Efficiency Ratio	March 31,		March 31,
(In thousands)	2024	2023	2024	2023
Net interest income (GAAP)	$14,338	$14,912	$28,451	$31,173

Noninterest income (GAAP)	3,710	7,516	6,492	12,704

Noninterest expense (GAAP)	11,778	17,999	27,817	35,510

Efficiency ratio (GAAP)	65.26%	80.25%	79.61%	80.93%

Noninterest income (GAAP)	3,710	7,516	6,492	12,704
Less: Adjustment to MSR valuation allowance related to sale	(530)	-	(530)	-
Less: Gain on sale of premises	(120)	-	(120)	-
Less: Distribution from equity investment	(113)	-	(113)	-
Noninterest income (Non-GAAP)	2,947	7,516	5,729	12,704

Noninterest expense (GAAP)	11,778	17,999	27,817	35,510
Plus: Adjustment to MSR valuation allowance related to sale	247	-	247	-
Plus: Decrease in loss contingency for SBA-guaranteed loans	656	-	656	-
Plus: Adjustment to previous data processing contract termination accrual	156	-	156	-
Noninterest expense (non-GAAP)	$12,837	$17,999	$28,876	$35,510

Efficiency ratio (excluding nonrecurring items) (non-GAAP)	74.27%	80.25%	84.48%	80.93%

			QTD		FYTD
Tangible Book Value Per Share	March 31,	December 31,	Increase	September 30,	Increase
(In thousands, except share and per share data)	2024	2023	(Decrease)	2023	(Decrease)
Stockholders' equity, net of noncontrolling interests (GAAP)	$165,056	$164,523	$533	$150,981	$14,075
Less:goodwill and core deposit intangibles	(10,327)	(10,368)	41	(10,409)	82
Tangible equity (non-GAAP)	$154,729	$154,155	$574	$140,572	14,157

Outstanding common shares	6,883,160	6,883,160	$-	6,867,121	16,039

Tangible book value per share (non-GAAP)	$22.48	$22.40	$0.08	$20.47	$2.01

Book value per share (GAAP)	$23.98	$23.90	$0.08	$21.99	$1.99

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED):

	As of
Summarized Consolidated Balance Sheets	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands, except per share data)	2024	2023	2023	2023	2023
Total cash and cash equivalents	$62,969	$33,366	$30,845	$42,475	$41,810
Total investment securities	240,142	246,801	229,039	249,788	336,317
Total loans held for sale	19,108	22,866	45,855	63,142	48,783
Total loans, net of allowance for credit losses	1,882,458	1,841,953	1,770,243	1,691,289	1,598,440
Loan servicing rights	3,028	3,711	62,819	64,139	65,045
Total assets	2,364,983	2,308,092	2,288,854	2,260,421	2,239,606

Customer deposits	$1,239,271	$1,180,951	$1,243,475	$1,245,534	$1,206,154
Brokered deposits	548,175	502,895	438,319	414,231	336,728
Total deposits	1,787,446	1,683,846	1,681,794	1,659,765	1,542,882
Federal Home Loan Bank borrowings	315,000	356,699	363,183	345,000	437,795

Common stock and additional paid-in capital	$27,475	$27,397	$27,064	$27,518	$27,443
Retained earnings - substantially restricted	167,648	163,753	166,306	168,015	166,652
Accumulated other comprehensive income (loss)	(17,144)	(13,606)	(29,587)	(17,565)	(14,199)
Unearned stock compensation	(1,096)	(1,194)	(1,015)	(1,113)	(1,211)
Less treasury stock, at cost	(11,827)	(11,827)	(11,787)	(11,787)	(11,787)
Total stockholders' equity	165,056	164,523	150,981	165,068	166,898

Outstanding common shares	6,883,160	6,883,160	6,867,121	6,865,921	6,865,921

	Three Months Ended
Summarized Consolidated Statements of Income	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands, except per share data)	2024	2023	2023	2023	2023
Total interest income	$30,016	$28,655	$28,137	$26,798	$24,811
Total interest expense	15,678	14,542	12,601	11,933	9,899
Net interest income	14,338	14,113	15,536	14,865	14,912
Provision for credit losses - loans	454	412	815	441	372
Provision for credit losses - securities	23	-	-	-	-
Net interest income after provision for credit losses	13,861	13,701	14,721	14,424	14,540

Total noninterest income	3,710	2,782	5,442	7,196	7,516
Total noninterest expense	11,778	16,039	21,647	18,965	17,999
Income (loss) before income taxes	5,793	444	(1,484)	2,655	4,057
Income tax expense (benefit)	866	(476)	(737)	331	333
Net income (loss)	$4,927	$920	$(747)	$2,324	$3,724

Net income (loss) per share, basic	$0.72	$0.13	$(0.11)	$0.34	$0.54
Weighted average shares outstanding, basic	6,832,130	6,823,948	6,817,365	6,816,608	6,842,897

Net income (loss) per share, diluted	$0.72	$0.13	$(0.11)	$0.34	$0.54
Weighted average shares outstanding, diluted	6,859,611	6,839,704	6,837,919	6,819,748	6,881,496

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):

	Three Months Ended
Noninterest Income Detail	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands)	2024	2023	2023	2023	2023
Service charges on deposit accounts	$387	$473	$479	$509	$471
ATM and interchange fees	585	449	816	615	586
Net loss on sales of available for sale securities	-	-	(11)	(540)	-
Net unrealized gain on equity securities	6	38	11	11	21
Net gain on sales of loans, Small Business Administration	951	834	538	497	907
Mortgage banking income	53	89	3,018	4,668	4,149
Increase in cash surrender value of life insurance	333	329	311	279	266
Commission income	220	222	182	247	189
Real estate lease income	115	115	116	119	117
Net gain on premises and equipment	120	-	20	-	29
Gain from repurchase of subordinated debt	-	-	-	660	-
Other income	940	233	(38)	131	781
Total noninterest income	$3,710	$2,782	$5,442	$7,196	$7,516

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Consolidated Performance Ratios (Annualized)	2024	2023	2023	2023	2023
Return on average assets	0.92%	0.16%	(0.13%)	0.41%	0.68%
Return on average equity	13.06%	2.42%	(1.82%)	5.60%	9.15%
Return on average common stockholders' equity	13.06%	2.42%	(1.82%)	5.60%	9.15%
Net interest margin (tax equivalent basis)	2.66%	2.69%	3.03%	2.94%	3.06%
Efficiency ratio	65.26%	94.93%	103.19%	85.97%	80.25%

	As of or for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Consolidated Asset Quality Ratios	2024	2023	2023	2023	2023
Nonperforming loans as a percentage of total loans	0.82%	0.83%	0.78%	0.69%	0.77%
Nonperforming assets as a percentage of total assets	0.68%	0.69%	0.69%	0.62%	0.67%
Allowance for credit losses as a percentage of total loans	1.02%	1.01%	0.95%	0.99%	1.02%
Allowance for credit losses as a percentage of nonperforming loans	124.01%	121.16%	121.16%	143.83%	132.20%
Net charge-offs to average outstanding loans	0.01%	0.00%	0.04%	0.00%	0.00%

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):

	Three Months Ended
Segmented Statements of Income Information	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands)	2024	2023	2023	2023	2023
Core Banking Segment:
Net interest income	$13,469	$13,113	$14,167	$13,407	$13,632
Provision (credit) for credit losses - loans	650	(49)	1,266	880	422
Provision for credit losses - securities	23	-	-	-	-
Net interest income after provision for credit losses	12,796	13,162	12,901	12,527	13,210
Noninterest income	2,537	1,679	2,136	1,965	1,733
Noninterest expense	10,093	10,252	13,559	11,010	10,651
Income before income taxes	5,240	4,589	1,478	3,482	4,292
Income tax expense	729	541	3	561	401
Net income	$4,511	$4,048	$1,475	$2,921	$3,891

SBA Lending Segment (Q2 Business Capital, LLC):
Net interest income	$869	$1,003	$990	$1,098	$1,093
Provision (credit) for credit losses - loans	(196)	461	(451)	(439)	(50)
Provision for credit losses - securities	-	-	-	-	-
Net interest income after provision for credit losses	1,065	542	1,441	1,537	1,143
Noninterest income	1,173	1,003	367	580	1,636
Noninterest expense	1,685	2,146	2,907	2,107	2,662
Income (loss) before income taxes	553	(601)	(1,099)	10	117
Income tax expense (benefit)	137	(131)	(273)	(21)	20
Net income (loss)	$416	$(470)	$(826)	$31	$97

Mortgage Banking Segment: (3)
Net interest income (loss)	$-	(3)	$379	$360	$187
Provision for credit losses - loans	-	-	-	-	-
Provision for credit losses - securities	-	-	-	-	-
Net interest income (loss) after provision for credit losses	-	(3)	379	360	187
Noninterest income	-	100	2,939	4,651	4,147
Noninterest expense	-	3,641	5,181	5,848	4,686
Loss before income taxes	-	(3,544)	(1,863)	(837)	(352)
Income tax benefit	-	(886)	(467)	(209)	(88)
Net loss	$-	$(2,658)	$(1,396)	$(628)	$(264)

(3) National mortgage banking operations were ceased in the quarter ended December 31, 2023 and subsequent immaterial mortgage lending activity is reported within the Core Banking segment.

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):

	Three Months Ended
Segmented Statements of Income Information	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands, except percentage data)	2024	2023	2023	2023	2023
Net Income (Loss) Per Share by Segment
Net income per share, basic - Core Banking	$0.66	$0.59	$0.22	$0.43	$0.57
Net income (loss) per share, basic - SBA Lending (Q2 Business Capital, LLC)	0.06	(0.07)	(0.12)	-	0.01
Net income (loss) per share, basic - Mortgage Banking	0.00	(0.40)	(0.21)	(0.09)	(0.04)
Total net income (loss) per share, basic	$0.72	$0.12	$(0.11)	$0.34	$0.54

Net Income (Loss) Per Diluted Share by Segment
Net income per share, diluted - Core Banking	$0.66	$0.59	$0.22	$0.43	$0.57
Net income (loss) per share, diluted - SBA Lending (Q2 Business Capital, LLC)	0.06	(0.07)	(0.12)	-	0.01
Net loss per share, diluted - Mortgage Banking	0.00	(0.40)	(0.21)	(0.09)	(0.04)
Total net income (loss) per share, diluted	$0.72	$0.12	$(0.11)	$0.34	$0.54

Return on Average Assets by Segment (annualized) (4)
Core Banking	0.80%	0.73%	0.28%	0.61%	0.85%
SBA Lending	1.81%	(2.11%)	(3.81%)	0.15%	0.42%

Efficiency Ratio by Segment (annualized) (4)
Core Banking	63.06%	69.31%	83.17%	71.62%	69.32%
SBA Lending	82.52%	106.98%	214.22%	125.57%	97.54%

	Three Months Ended
Noninterest Expense Detail by Segment	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands)	2024	2023	2023	2023	2023
Core Banking Segment:
Compensation	$5,656	$5,691	$6,528	$4,978	$5,578
Occupancy	1,615	1,481	1,418	1,738	1,401
Advertising	205	189	404	334	298
Other	2,617	2,891	5,209	3,960	3,374
Total Noninterest Expense	$10,093	$10,252	$13,559	$11,010	$10,651

SBA Lending Segment (Q2 Business Capital, LLC):
Compensation	$1,933	$1,826	$1,533	$1,803	$1,800
Occupancy	58	91	68	70	70
Advertising	7	10	10	11	8
Other	(313)	219	1,296	223	784
Total Noninterest Expense	$1,685	$2,146	$2,907	$2,107	$2,662

Mortgage Banking Segment: (3) (5)
Compensation	$-	$2,146	$3,647	$4,357	$3,029
Occupancy	-	469	395	469	449
Advertising	-	119	129	191	213
Other	-	907	1,010	831	995
Total Noninterest Expense	$-	$3,641	$5,181	$5,848	$4,686

(4) Ratios for Mortgage Banking Segment are not considered meaningful due to cessation of national mortgage banking operations in the quarter ended December 31, 2023.

(5)	Compensation includes increases for the Core Banking segment and corresponding decreases for the Mortgage Banking segment that represent intersegment allocations for loans originated by the Mortgage Banking segment to be held for investment in the Core Banking loan portfolio of:	$-	$1,403	$1,516	$1,440	$1,328

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):

	Three Months Ended
SBA Lending (Q2 Business Capital, LLC) Data	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands, except percentage data)	2024	2023	2023	2023	2023
Final funded loans guaranteed portion sold, SBA	$15,144	$14,098	$8,431	$7,721	$15,337

Gross gain on sales of loans, SBA	$1,443	$1,303	$809	$780	$1,293
Weighted average gross gain on sales of loans, SBA	9.53%	9.24%	9.60%	10.10%	8.43%

Net gain on sales of loans, SBA (6)	$951	$834	$538	$497	$907
Weighted average net gain on sales of loans, SBA	6.28%	5.92%	6.38%	6.44%	5.91%

 (6) Inclusive of gains on servicing assets and net of commissions, referral fees, SBA repair fees and discounts on unguaranteed portions held-for-investment.

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):

	Three Months Ended
Summarized Consolidated Average Balance Sheets	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands)	2024	2023	2023	2023	2023
Interest-earning assets
Average balances:
Interest-bearing deposits with banks	$24,587	$20,350	$21,631	$20,661	$27,649
Loans	1,914,609	1,857,654	1,796,749	1,719,733	1,621,147
Investment securities - taxable	102,699	103,728	105,393	109,319	110,373
Investment securities - nontaxable	157,960	159,907	160,829	234,118	242,530
FRB and FHLB stock	24,986	24,968	24,939	24,509	23,289
Total interest-earning assets	$2,224,841	$2,166,607	$2,109,541	$2,108,340	$2,024,988

Interest income (tax equivalent basis):
Interest-bearing deposits with banks	$261	$249	$266	$267	$192
Loans	27,133	26,155	25,214	23,279	21,339
Investment securities - taxable	923	942	969	984	957
Investment securities - nontaxable	1,662	1,687	1,695	2,456	2,533
FRB and FHLB stock	499	74	428	423	364
Total interest income (tax equivalent basis)	$30,478	$29,107	$28,572	$27,409	$25,385

Weighted average yield (tax equivalent basis, annualized):
Interest-bearing deposits with banks	4.25%	4.89%	4.92%	5.17%	2.78%
Loans	5.67%	5.63%	5.61%	5.41%	5.27%
Investment securities - taxable	3.59%	3.63%	3.68%	3.60%	3.47%
Investment securities - nontaxable	4.21%	4.22%	4.22%	4.20%	4.18%
FRB and FHLB stock	7.99%	1.19%	6.86%	6.90%	6.25%
Total interest-earning assets	5.48%	5.37%	5.42%	5.20%	5.01%

Interest-bearing liabilities
Interest-bearing deposits	$1,549,012	$1,389,384	$1,385,994	$1,278,776	$1,251,080
Fed funds purchased	-	-	76	11	-
Federal Home Loan Bank borrowings	333,275	440,786	353,890	434,182	374,593
Subordinated debt and other borrowings	48,497	48,458	48,406	49,339	50,293
Total interest-bearing liabilities	$1,930,784	$1,878,628	$1,788,366	$1,762,308	$1,675,966

Interest expense:
Interest-bearing deposits	$12,546	$9,989	$9,457	$7,791	$6,265
Fed funds purchased	-	-	1	-	-
Federal Home Loan Bank borrowings	2,298	3,769	2,459	3,446	2,915
Subordinated debt and other borrowings	833	784	684	696	719
Total interest expense	$15,677	$14,542	$12,601	$11,933	$9,899

Weighted average cost (annualized):
Interest-bearing deposits	3.24%	2.88%	2.73%	2.44%	2.00%
Fed funds purchased	0.00%	0.00%	5.26%	0.00%	0.00%
Federal Home Loan Bank borrowings	2.76%	3.42%	2.78%	3.17%	3.11%
Subordinated debt and other borrowings	6.87%	6.47%	5.65%	5.64%	5.72%
Total interest-bearing liabilities	3.25%	3.10%	2.82%	2.71%	2.36%

Net interest income (taxable equivalent basis)	$14,801	$14,565	$15,971	$15,476	$15,486
Less: taxable equivalent adjustment	(463)	(452)	(435)	(611)	(574)
Net interest income	$14,338	$14,113	$15,536	$14,865	$14,912

Interest rate spread (tax equivalent basis, annualized)	2.23%	2.27%	2.60%	2.49%	2.65%

Net interest margin (tax equivalent basis, annualized)	2.66%	2.69%	3.03%	2.94%	3.06%